As filed with the Securities and Exchange Commission on February 19, 1998
                                                              File No. 333-33799
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 ---------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             Registration Statement
                                      Under
                           The Securities Act of 1933


                                 ---------------


                          HOLMES PROTECTION GROUP, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       06-1070719
  (State or other jurisdiction                            (IRS Employer
of incorporation or organization)                      Identification No.)


                                440 NINTH AVENUE
                            NEW YORK, NEW YORK 10001
                                 (212) 760-0630
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                JOHN J. GUARNIERI
                                 VICE PRESIDENT
                        C/O TYCO INTERNATIONAL (US) INC.
                                  ONE TYCO PARK
                           EXETER, NEW HAMPSHIRE 03833
                                 (603) 778-9700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             JOSHUA M. BERMAN, ESQ.
                        KRAMER, LEVIN, NAFTALIS & FRANKEL
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022

                         POST-EFFECTIVE AMENDMENT NO. 1

         Holmes Protection Group, Inc. (the "Registrant") hereby deregisters the common stock remaining unsold under the Registrant's Registration Statement on Form S-3, File No. 333-33799. The common stock is being deregistered as a result of the merger on February 9, 1998 of the Registrant with T9 Acquisition Corp., a subsidiary of ADT General Holdings, Inc., as a result of which each outstanding share of common stock of the Registrant was converted into the right to receive $17.00 in cash.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Exeter, State of New Hampshire, on the 19th day of February, 1998.

                                   HOLMES PROTECTION GROUP, INC.


                                   By:/s/ Michael Snyder
                                      -----------------------------------------
                                       Michael Snyder
                                       President (Principal Executive Officer)


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON FEBRUARY 19, 1998 IN THE CAPACITIES INDICATED BELOW.

       Signature                                              Title
       ---------                                              -----


/s/ Jerry R. Boggess                                         Director
------------------------------
Jerry R. Boggess


/s/ Barbara S. Miller                                   Director and Treasurer
------------------------------                         (Principal Financial and
Barbara S. Miller                                         Accounting Officer)


/s/ M. Brian Moroze                                     Director and Assistant
------------------------------                                 Secretary
M. Brian Moroze

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